Exhibit 10.1

Board of Director Compensation and Expense Reimbursement

The Mosaic Company

November 30, 2004

Mosaic Director Compensation

(Other than Non-Executive Chairman)

1.	Annual Retainer - $45,000

2.	Annual Committee Chair Retainer (Non-Audit) - $5,000

Annual Committee Chair Retainer (Audit) - $10,000

3.	Meeting Attendance Fees:

a.	Board Meetings - $1,800/meeting

b.	Committee Meetings - $1,200/meeting

4.	Annual Equity Compensation Award - $60,000 value in restricted stock units

Non-Executive Chairman of the Board Compensation

1.	Annual Retainer - $45,000 x 2 = $90,000

2.	Annual Committee Chair Retainer (Non-Audit) - $5,000

Annual Committee Chair Retainer (Audit) - $10,000

3.	Meeting Attendance Fees:

a.	Board Meetings - $1,800/meeting

b.	Committee Meetings - $1,200/meeting

4.	Annual Equity Compensation Award - $60,000 x 2 = $120,000 value in restricted stock units

Timing for Payment, Expense Reimbursement and Related Matters

•	Initial Equity Award. The initial award will be granted on November 30, 2004 in the form of Restricted Stock Units (RSU’s). These RSU’s will vest completely on the earlier of (i) 11/30/2007 or (ii) subject to the approval of the Board in its sole discretion, a Director’s departure from the Board for reasons other than removal for cause provided however that such departure cannot occur before Mosaic’s 2005 Annual Shareholders’ Meeting. The form of Restricted Stock Unit Award Agreement is attached for review and approval.

•	Future Equity Awards. The annual equity compensation award will be made on the date of Mosaic’s Annual Shareholders’ Meeting.

•	Mosaic Stock Ownership Guidelines. Board stock ownership guidelines will be established by mid-2005.

•	Annual Retainer Fees / Committee Chair Fees / Meeting Fees. Fees will be paid quarterly based on Mosaic’s fiscal quarters (8/31, 11/30, 2/28, 5/31). The annual retainer and initial equity award for stub year 2004-2005 will not be prorated in light of the work necessary after the business combination of Cargill Crop Nutrition and IMC Global Inc.

•	Reimbursement of Travel and Business Expenses. Expenses and appropriate receipts should be submitted to Sue Sabas, Rich Mack’s Administrative Assistant (Telephone Number: (952) 984-0335 / Fax Number: (952) 984-0032), for reimbursement promptly after each Board meeting. If preferred, hard copies of receipts can be mailed to Ms. Sabas at 12800 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343.

•	Board Deferred Compensation Plan. In light of recent legislation, which will have a major impact on these plans, we will review this topic during 2005 and present a report and recommendation to the Governance Committee.